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SUBSIDIARIES OF THE REGISTRANT                                                                     EXHIBIT 21.01

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                    Name in                                                                       Jurisdiction
              Corporate Articles                             Doing Business As                  of Incorporation
              ------------------                             -----------------                  ----------------
ORIGIN Systems, Inc.                             ORIGIN Systems, Inc.                        Texas

Electronic Arts, Proprietary Limited (formerly   Electronic Arts, Pty. Ltd. (formerly        Commonwealth of
Entertainment and Computer Proprietary,          Entertainment and Computer Proprietary,     Australia
Limited)                                         Limited)

Electronic Arts (Canada) Inc.                    Electronic Arts (Canada) Inc. (formerly     British Columbia,
(formerly Distinctive Software, Inc.)            Distinctive Software, Inc.)                 Canada

Electronic Arts, Limited                         Electronic Arts, Limited                    United Kingdom

Electronic Arts S.A.                             Electronic Arts S.A.                        France

Electronic Arts GmbH                             Electronic Arts GmbH                        Germany

Electronic Arts K.K.                             Electronic Arts K.K.                        Japan

Electronic Arts Productions, Inc.                Crocodile Productions                       Delaware

Electronic Arts Puerto Rico Inc.                 Electronic Arts Puerto Rico Inc.            Delaware

Electronic Arts International Corporation        Electronic Arts International Corporation   California

Electronic Arts Software S.A. (formerly          Electronic Arts Software S.A. (formerly     Spain
DROSoft)                                         DROSoft)

Bullfrog Productions Ltd.                        Bullfrog Productions Ltd.                   United Kingdom

Kingsoft GmbH                                    Kingsoft GmbH                               Germany

Electronic Arts Productions Ltd.                 Electronic Arts Productions Ltd.            United Kingdom

Electronic Arts Nordic Aktienbolag               Electronic Arts Nordic AB                   Sweden

Electronic Arts Asia Pacific PTE., LTD           Electronic Arts Asia Pacific PTE., LTD      Singapore

Electronic Arts Seattle Inc.                     Electronic Arts Seattle Inc.                Washington

Vision Software (Pty) Limited                    Vision Software (Pty) Limited               South Africa

Electronic Arts V.I., Inc.                       Electronic Arts V.I., Inc.                  Virgin Islands (U.S.)

Linear Arts, Inc.                                Linear Arts, Inc.                           Delaware

EA UK Holding Co.                                EA UK Holding Co.                           Delaware



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EA Islands Ltd.                                  EA Islands Ltd.                             British Virgin Islands

Electronic Arts Limitada                         EA Brazil                                   Brazil

Electronic Arts Nederland B.V. i.o.              Electronic Arts BV                          The Netherlands

Electronic Arts Portugal                         Electronic Arts Portugal                    Portugal

Octopus Interactive C.V.                         Octopus Interactive C.V.                    Amsterdam

Electronic Arts Project Inc.                     Electronic Arts Project Inc.                Delaware

Maxis K.K.                                       Maxis K.K.                                  Japan

Electronic Arts Redwood Inc.                     Electronic Arts Redwood Inc.                Delaware

Electronic Arts Handelsges.m.b.H                 Electronic Arts Austria                     Austria

Electronic Arts Square K.K.                      Electronic Arts Square                      Japan

Electronic Arts Switzerland GmbH                 Electronic Arts Switzerland                 Switzerland

Tiburon Entertainment, Inc.                      Tiburon                                     Florida

Westwood Studios, Inc.                           Westwood                                    Nevada
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